UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 7, 2019

Aflac Incorporated
(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

As previously announced, on February 28, 2019, Aflac Incorporated, a Georgia corporation (the Company), entered into a Shareholders Agreement (the Shareholders Agreement) with Japan Post Holdings Co., Ltd., a Japanese corporation (Japan Post Holdings), J&A Alliance Holdings Corporation, a Delaware corporation, solely in its capacity as trustee (the Trustee) of J&A Alliance Trust, a New York voting trust (the Trust), and General Incorporated Association J&A Alliance, a Japanese general incorporated association. Pursuant to the terms of the Shareholders Agreement, J&A Alliance Trust will use commercially reasonable efforts to acquire, through open market or private block purchases in the United States, beneficial ownership of approximately 7% of the outstanding shares of common stock, par value $0.10 per share, of the Company (the Company Common Stock) within a period of 12 months following the date J&A Alliance Trust first acquires any shares of Company Common Stock, subject, in the case of open market purchases, to a daily limit of 15% of the 30-day trailing average daily trading volume of shares of Company Common Stock.

On May 7, 2019, a press release issued by Japan Post Holdings announced that purchases of Company Common Stock pursuant to the Shareholders Agreement commenced on April 29, 2019 through the Trust, and that such purchases were planned to be completed within fiscal year 2019 (which ends March 31, 2020).

The material terms of the Shareholders Agreement were previously reported under the heading Shareholders Agreement in Item 1.01 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 19, 2018 (the December 8-K) and are incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

May 7, 2019	/s/ June Howard

(June Howard)
Senior Vice President, Financial Services
Chief Accounting Officer

2